UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events

SIGNATURES

Item 8.01	Other Events

American Achievement Corporation (the “Company”) has elected to seek an amendment to the credit agreement governing its senior secured credit facility for the purpose of extending the maturity date of the revolving credit facility and favorably modifying certain financial and other covenants, including, without limitation, those covenants relating to the maintenance of a maximum leverage ratio and minimum interest coverage ratio. The Company is in discussions with the administrative agent for the senior credit facility with respect to the amendment, but can give no assurances as to the terms of any amendment or whether or not any amendment will be obtained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC Group Holding Corp. American Achievement Corporation

Date: May 11, 2009	By:	/s/ DONALD J. PERCENTI
Donald J. Percenti
Chief Executive Officer